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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 1998


                              GILMAN & CIOCIA, INC.
             (Exact Name of Registrant as Specified in its charter)

      Delaware                      000-22996                       11-2587324
(State or jurisdiction             Commission                    (I.R.S.Employer
of incorporation or                file                          Identification
organization)                      number                        No.)


475 Northern Boulevard, Great Neck                                       11021
(Address of principal executive offices)                              (Zip Code)


                                 (516) 482-4860
              (Registrant's Telephone Number, Including Area Code)
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ITEM 5.           OTHER EVENTS.

         Pursuant to the Warrant Agreement (the "Warrant Agreement") dated December 12, 1994 by and between Gilman & Ciocia, Inc., a Delaware corporation (the "Registrant"), and Corporate Stock Transfer, Inc., a Colorado corporation, as warrant agent, as amended July 31, 1997, the Registrant has 558,609 Redeemable Public Warrants (the "Warrants") outstanding. Each warrant entitles the holder to purchase one share of the Registrant's common stock, par value $0.01 per share, for a purchase price of $4.67 a share. The Warrant Agreement provides for the expiration of the warrants at the earlier of September 9, 1997, or the redemption date as set forth in section 8 of the Warrant Agreement. The expiration date of the warrants was extended to the earlier of 5:00 p.m. (New York time) on September 9, 1998 or the redemption date as set forth in section 8 of the Warrant Agreement by Amendment No. 1 to the Warrant Agreement dated July 31, 1997.

The Registrant again has amended the Warrant Agreement providing for an extension of the expiration date of the warrants. The amendment provides that the warrant expiration date shall be the earlier of 5:00 p.m. (New York time) on September 28, 1998 or the redemption date as set forth in section 8 of the Warrant Agreement.


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         (c)  Exhibits.

Exhibit No.                Description
-----------                -----------

         1                 Amendment No. 2 dated August 31, 1998 to Warrant
                           Agreement dated December 12, 1994.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 31, 1998

                                             GILMAN & CIOCIA


                                             By:  /s/ Thomas Povinelli
                                                  ------------------------------
                                                  Thomas Povinelli
                                                  Chief Financial Officer


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